Exhibit 99.1

MONSTER WORLDWIDE REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

•	Monster Announces Agreement to be Acquired by Randstad

•	Monster Cancels Second Quarter Conference Call in Light of Transaction Announcement

Weston, MA, August 9, 2016-Monster Worldwide, Inc. (NYSE:MWW) today reported summary financial results and a GAAP to Non GAAP reconciliation schedule for the second quarter ended June 30, 2016. The Company will file full second quarter and six months financial results on Form 10-Q before today’s market open, which will be available on the investor relations section of its corporate website, www.monster.com.
As separately announced today, Monster has entered into a definitive agreement under which Randstad Holding nv (AMS: RAND), through a wholly-owned subsidiary, will acquire Monster for $3.40 per share in cash, or a total purchase price of approximately $429 million (enterprise value).
Second Quarter Financial Results:
Revenue from continuing operations were $150.9 million with Careers-North America operations generating $103.7 million and Careers- International contributing $47.2 million. Total GAAP operating expenses from continuing operations were $301.5 million, including a pre-tax goodwill impairment charge of $142.0 million, and the net loss from continuing operations was $124.2 million, or $1.40 per share. Non GAAP net loss from continuing operations was $2.1 million, or $0.02 per share. Cash EBITDA was $7.0 million in the second quarter of 2016. Deferred revenue from continuing operations was $239.3 million.
Cancelling Second Quarter Conference Call:
In light of the announced agreement with Randstad, Monster has cancelled its second quarter 2016 conference call with analysts and investors previously scheduled for August 9, 2016 at 8:30 AM ET. Monster has also suspended any prior guidance provided as a result of the transaction announcement.

Contacts
Investors: Bob Jones, (212) 351-7032, bob.jones@monster.com
Media:     Matt Anchin, (212) 351-7528, matt.anchin@monster.com

About Monster Worldwide
Monster Worldwide, Inc. (NYSE: MWW) is a global leader in connecting people to jobs, wherever they are. For more than 20 years, Monster has helped people improve their lives with better jobs, and employers find the best talent. Today, the Company offers services in more than 40 countries, providing some of the broadest, most sophisticated job seeking, career management, recruitment and talent management capabilities. Monster continues its pioneering work of transforming the recruiting industry with advanced technology using intelligent digital, social and mobile solutions, including our flagship website monster.com® and a vast array of products and services. For more information visit http://monster.com/about.
Special Note: The statements in this release that are not strictly historical, including, without limitation, statements regarding the Company’s strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties and, therefore, actual results may differ materially from what is expressed or implied herein. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on the forward-looking statements in this release as they reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements contained in this release or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain Non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies. The Company believes that its presentation of Non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.
Non-GAAP revenue, operating expenses, operating income (loss), operating margin, income (loss) from continuing operations, income from discontinued operations, net of tax, net income (loss), net income (loss) attributable to Monster Worldwide, Inc., and diluted earnings (loss) per share attributable to Monster Worldwide, Inc. all exclude certain pro-forma items including: non-cash stock based compensation expense; non-cash impairment charges; costs incurred in connection with the Company’s restructuring programs; certain separation charges; certain management advisory fees; amortization of the debt discount and deferred financing costs associated with our 3.50% convertible senior notes due 2019; the results of our former South Korean subsidiary as it has been classified as discontinued operations; and gain on partial sale of an equity method investment
In the first quarter of the calendar year 2015, the Company began to utilize a fixed long-term projected Non-GAAP tax rate for reporting operating results and for planning, forecasting, and analyzing future periods. This change provides better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items. When projecting this long-term rate, the Company evaluates a five-year financial projection comprising the current and the next four years that exclude the income tax effects of the Non-GAAP pre-tax items described above, eliminates the effects of non-recurring and period specific items which can vary in size and frequency, and is reflective of the anticipated future geographic mix of income among tax jurisdictions. The projected rate also assumes no new acquisitions or disposals in the five-year period, eliminates the effect of tax valuation allowances, and takes into account other factors including the Company’s current tax structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. The Non-GAAP tax rate is 35%. The Company intends to re-evaluate this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. This long-term rate could be subject to change for a variety of reasons, which may include (but are not limited to) for example, significant changes in the geographic earnings mix including future acquisition or disposition activity, having less income than anticipated, or fundamental tax law changes in major jurisdictions where the Company operates.
Non-GAAP diluted shares includes the impact, based on the average share price for the period, of the Company’s outstanding capped call transactions, which are anti-dilutive in GAAP earnings per share, but are expected to mitigate the dilutive effect of the Company’s 3.50% convertible senior notes due 2019.
The Company uses these Non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These Non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
Cash EBITDA is defined as income (loss) from continuing operations or net income (loss), as applicable, before income (loss) in equity interests, net, provision for (benefit from) income taxes, interest and other, net, gain on partial sale of equity method investment, depreciation, amortization, non-cash compensation expense and non-cash impairment charges. The Company considers Cash EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. Cash EBITDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.
Adjusted EBITDA is defined as income (loss) from continuing operations or net income (loss), as applicable, before income (loss) in equity interests, net, provision for (benefit from) income taxes, interest and other, net, gain on partial sale of equity method investment, depreciation, amortization, non-cash compensation expense, non-cash impairment charges, costs incurred with the Company’s restructuring programs, and the impact of the pro-forma items discussed above. The Company considers Adjusted EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. Adjusted EBITDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

MONSTER WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$150,912	$167,730	$308,699	$340,612
Salaries and related	78,317	85,363	156,466	174,713
Office and general	44,387	42,998	86,168	87,792
Marketing and promotion	33,426	30,416	62,908	61,047
Restructuring and other special charges	—	5,915	—	26,007
Goodwill impairment	142,002	—	142,002	—
Impairment of indefinite lived intangible assets	3,400	—	3,400	—
Total operating expenses	301,532	164,692	450,944	349,559
Operating (loss) income	(150,620)	3,038	(142,245)	(8,947)
Gain on partial sale of equity method investment	—	—	—	8,849
Interest and other, net	(2,929)	(3,409)	(6,406)	(6,615)
Loss before income taxes and (loss) income in equity interests	(153,549)	(371)	(148,651)	(6,713)
(Benefit from) provision for income taxes	(29,435)	1,819	(26,128)	(12,126)
(Loss) income in equity interests, net	(41)	292	209	72
(Loss) income from continuing operations	(124,155)	(1,898)	(122,314)	5,485
Income from discontinued operations, net of tax	—	2,036	—	3,842
Net (loss) income	(124,155)	138	(122,314)	9,327
Net income attributable to noncontrolling interest	—	(1,181)	—	(2,200)
Net (loss) income attributable to Monster Worldwide, Inc.	$(124,155)	$(1,043)	$(122,314)	$7,127

Basic (loss) earnings per share attributable to Monster Worldwide, Inc.:
(Loss) income from continuing operations	$(1.40)	$(0.02)	$(1.38)	$0.06
Income from discontinued operations, net of tax	—	0.01	—	0.02
Basic (loss) earnings per share attributable to Monster Worldwide, Inc.	$(1.40)	$(0.01)	$(1.38)	$0.08

Diluted (loss) earnings per share attributable to Monster Worldwide, Inc.:
(Loss) income from continuing operations	$(1.40)	$(0.02)	$(1.38)	$0.06
Income from discontinued operations, net of tax	—	0.01	—	0.02
Diluted (loss) earnings per share attributable to Monster Worldwide, Inc.	$(1.40)	$(0.01)	$(1.38)	$0.08

Weighted average shares outstanding:
Basic	88,683	90,067	88,802	89,605
Diluted	88,683	90,067	88,802	93,218

Reconciliation of (loss) income from continuing operations to Cash EBITDA and Adjusted EBITDA
(Loss) income from continuing operations	$(124,155)	$(1,898)	$(122,314)	$5,485
Loss (income) in equity interests, net	41	(292)	(209)	(72)
(Benefit from) provision for income taxes	(29,435)	1,819	(26,128)	(12,126)
Interest and other, net	2,929	3,409	6,406	6,615
Impairment of indefinite lived intangible assets	3,400	—	3,400	—
Goodwill impairment	142,002	—	142,002	—
Gain on partial sale of equity method investment	—	—	—	(8,849)
Depreciation and amortization of intangibles	10,230	11,109	20,255	22,599
Stock-based compensation	1,972	3,613	3,051	8,018
Restructuring non-cash charges	—	—	—	4,226
Cash EBITDA	$6,984	$17,760	$26,463	$25,896
Management advisory fees	2,194	—	3,752	—
Separation charges	—	2,000	417	2,000
Restructuring and other special charges, less non-cash items	—	5,915	—	21,781
Adjusted EBITDA	$9,178	$25,675	$30,632	$49,677

MONSTER WORLDWIDE, INC.
UNAUDITED STATEMENTS OF OPERATIONS AND NON-GAAP RECONCILIATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30, 2016				Three Months Ended June 30, 2015
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$150,912	$—		$150,912	$167,730	$—		$167,730
Salaries and related	78,317	(1,972)	a	76,345	85,363	(5,612)	a	79,751
Office and general	44,387	(2,194)	c	42,193	42,998	—		42,998
Marketing and promotion	33,426	—		33,426	30,416	—		30,416
Restructuring and other special charges	—	—		—	5,915	(5,915)	b	—
Goodwill impairment	142,002	(142,002)	e	—	—	—		—
Impairment of indefinite lived intangible assets	3,400	(3,400)	d	—	—	—		—
Total operating expenses	301,532	(149,568)		151,964	164,692	(11,527)		153,165
Operating (loss) income	(150,620)	149,568		(1,052)	3,038	11,527		14,565
Operating margin	(99.8%)			(0.7%)	1.8%			8.7%
Interest and other, net	(2,929)	887	f	(2,042)	(3,409)	1,253	f	(2,156)
(Loss) income before income taxes and (loss) income in equity interests	(153,549)	150,455		(3,094)	(371)	12,780		12,409
(Benefit from) provision for income taxes	(29,435)	28,352	h	(1,083)	1,819	2,525	h	4,344
(Loss) income in equity interests, net	(41)	—		(41)	292	—		292
(Loss) income from continuing operations	(124,155)	122,103		(2,052)	(1,898)	10,255		8,357
Income from discontinued operations, net of tax	—	—		—	2,036	(2,036)	i	—
Net (loss) income	(124,155)	122,103		(2,052)	138	8,219		8,357
Net income attributable to noncontrolling interest	—	—		—	(1,181)	1,181		—
Net (loss) income attributable to Monster Worldwide, Inc.	$(124,155)	$122,103		$(2,052)	$(1,043)	$9,400		$8,357
Diluted (loss) earnings per share attributable to Monster Worldwide, Inc.:
(Loss) income from continuing operations	$(1.40)	$1.38		$(0.02)	$(0.02)	$0.11		$0.09
Income from discontinued operations, net of tax	—	—		—	0.01	(0.01)		—
Diluted (loss) earnings per share attributable to Monster Worldwide, Inc.:	$(1.40)	$1.38		$(0.02)	$(0.01)	$0.10		$0.09
Weighted average shares outstanding:
Diluted	88,683	—		88,683	90,067	807	j,k	90,874

	Six Months Ended June 30, 2016				Six Months Ended June 30, 2015
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$308,699	$—		$308,699	$340,612	$—		$340,612
Salaries and related	156,466	(3,468)	a	152,998	174,713	(10,017)	a	164,696
Office and general	86,168	(3,752)	c	82,416	87,792	—		87,792
Marketing and promotion	62,908	—		62,908	61,047	—		61,047
Restructuring and other special charges	—	—		—	26,007	(26,007)	b	—
Goodwill impairment	142,002	(142,002)	e	—	—	—		—
Impairment of indefinite lived intangible assets	3,400	(3,400)	d	—	—	—		—
Total operating expenses	450,944	(152,622)		298,322	349,559	(36,024)		313,535
Operating income (loss)	(142,245)	152,622		10,377	(8,947)	36,024		27,077
Operating margin	(46.1%)			3.4%	(2.6%)			7.9%
Gain on partial sale of equity method investment	—	—		—	8,849	(8,849)	g	—
Interest and other, net	(6,406)	2,132	f	(4,274)	(6,615)	2,537	f	(4,078)
(Loss) income before income taxes and income (loss) in equity interests	(148,651)	154,754		6,103	(6,713)	29,712		22,999
(Benefit from) provision for income taxes	(26,128)	28,264	h	2,136	(12,126)	20,177	h	8,051
Income in equity interests, net	209	—		209	72	—		72
(Loss) income from continuing operations	(122,314)	126,490		4,176	5,485	9,535		15,020
Income from discontinued operations, net of tax	—	—		—	3,842	(3,842)	i	—
Net (loss) income	(122,314)	126,490		4,176	9,327	5,693		15,020
Net income attributable to noncontrolling interest	—	—		—	(2,200)	2,200		—
Net (loss) income attributable to Monster Worldwide, Inc.	$(122,314)	$126,490		$4,176	$7,127	$7,893		$15,020
Diluted (loss) earnings per share attributable to Monster Worldwide, Inc.:
(Loss) income from continuing operations	$(1.38)	$1.43		$0.05	$0.06	$0.11		$0.17
Income from discontinued operations, net of tax	—	—		—	0.02	(0.02)		—
Diluted (loss) earnings per share attributable to Monster Worldwide, Inc.:	$(1.38)	$1.43		$0.05	$0.08	$0.09		$0.17
Weighted average shares outstanding:
Diluted	88,802	733	k	89,535	93,218	(2,417)	j	90,801

Note Regarding Non GAAP Adjustments:
The financial information included herein contains certain Non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of Non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.
Non GAAP adjustments consist of the following:

a
Costs related to stock based compensation. Additionally, the Company incurred $0.4 million of separation charges in Q1 2016 primarily relating to the reorganization of the sales force in North America.

b	Restructuring related charges pertaining to the "Reallocate to Accelerate" program announced in February 2015.

c	Charges incurred primarily related to management advisory fees. This engagement ended during Q2 2016 and no additional fees are expected in future periods.

d	Impairment of indefinite lived intangible assets recognized in Q2 2016.

e
The Company recognized an estimated pre-tax goodwill impairment charge of $142.0 million, or $114.9 million on a net of tax basis, to the Careers-North America reporting unit during Q2 2016. Due to the complexities involved in estimating the fair value of certain assets and liabilities, the Company has not finalized its impairment analysis as of August 9, 2016. The Company will complete a formal impairment analysis during Q3 2016 and recognize any adjustments to the estimated impairment charge at that time. We believe that our preliminary estimate is reasonable and represents the Company's best estimate of the goodwill impairment loss to be incurred, however, it is possible that the completion of the formal analysis may result in a material adjustment to this preliminary estimate in Q3 2016. This charge does not impact our liquidity, cash flows from operations, future operations, or compliance with debt covenants.

f
Non-GAAP interest expense related to the debt discount and amortization of the deferred financing costs related to the Company's convertible notes due 2019. The charges in Q2 2016 were slightly offset by a $0.3 million gain recognized on the sale of domains during the quarter.

g	Gain on partial sale of equity method investment during Q2 2016.

h
Beginning in Q1 2015, the Non-GAAP income tax provision is calculated using a fixed long-term projected Non-GAAP tax rate of 35% as applied to Non-GAAP pre-tax income. Prior to Q1 2015, the Non-GAAP income tax adjustment was calculated using the effective rate of the reporting period, as adjusted for the effects of certain non-deductible stock based compensation and provisions for tax valuation allowances.

i	Non-GAAP adjustment relates to the sale of our former subsidiary in South Korea in October 2015, and primarily includes the operations of our former subsidiary.

j
Non-GAAP adjustment includes the impact, based on the average share price for the period, of the Company's outstanding capped call transactions, which are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of the Company's convertible notes due 2019.

k	Non-GAAP adjustment includes the dilutive impact of the Company's non-vested stock under employee compensation plans as anitidilutive on a GAAP basis.